Exhibit 23(c)

Consent Of Special Counsel

        We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus called for by Part I of the Form S-8 Registration Statement relating to the Cal-Maine Foods, Inc. 2005 Incentive Stock Option Plan and Stock Appreciation Rights Plan.

Foley & Lardner LLP

Washington, D.C.
December 30, 2005